EXHIBIT 23.3
                                                                   ------------

[GRAPHIC OMITTED]

                              RYDER SCOTT COMPANY
                             PETROLEUM CONSULTANTS

                                                             FAX (713) 651-0849

1100 LOUISIANA, SUITE 3800, HOUSTON, TEXAS 77002-5218  TELEPHONE (713) 651-9191



                                 March 29, 2007



Nexen Inc.
801 7th Avenue SW
Calgary, Alberta T2P 3P7
Canada


We hereby consent to references to our firm relating to the evaluation and/or audit of certain oil and gas properties of Nexen Inc. (the "Company") contained in the section entitled "Basis of Reserves Estimates" within "Reserves, Production and Related Information" as set out in Part I, Items 1&2 Business and Properties of the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.




                                                Sincerely,


                                                /s/ Ryder Scott
                                                ------------------------
                                                RYDER SCOTT COMPANY, L.P.